Welcome

If you wish to tender click here

About the Offer

This website provides information to holders of -

- Position Holder Trust Interests issued by Life Partners Position Holder Trust; and
- IRA Partnership Interests issued by Life Partners IRA Holder Partnership, LLC,

who wish to tender their Interests to Life Settlement Liquidity Option, LLC and CFunds Life Settlement, LLC and receive cash for their Interests.

Life Settlement Liquidity Option, LLC and CFunds Life Settlement, LLC are offering to purchase 105,989,695 Trust Interests and 165,155,385 Partnership Interest for a cash price of $0.16 per Interest (subject to certain deductions). If the tender offers are oversubscribed, the tender will be subject to proration.

The tender offers present an opportunity to holders of Trust Interests and Partnership Interests to receive cash for their Interests now, rather than wait for possible distributions in the future.

Offer Materials

You should have initially received a package in the mail that included:

- Offer to Purchase, which describes the terms and conditions of our tender offers, and contains other important information about the tender offers.
- The Trust's Solicitation/Recommendation Statement on Schedule 14D-9, which contains the views of the Trust and the Partnership concerning the tender offers required to be provided you by law.
- A pre-printed Assignment Form that you can use to accept the offer and tender your Interests. The Assignment Form is WHITE for tendering Trust Interests, and YELLOW for tendering Partnership Interests. Facsimiles of these documents may also be used.
- A self-addressed envelope for returning the Assignment Form.
- A Cover Letter briefly describing the tender offers and the procedures for tendering your interests in the offer.

More recently, you should have received a supplemental package that includes:

- a Supplement to the Offer to Purchase that describes certain changes to the tender offers.
- A cover letter, which (i) summarizes the modified terms of the tender offers, and (ii) includes certain codes you will need if you wish to tender over the Internet, as described below.
- Revised pre-printed Assignment Forms reflecting the modified terms of the tender offers, although you can still use the original Assignment Forms to tender your Interests.

Participation in the Offer

You may participate in the tender offer and receive cash for your Interests, in several ways:

By Mailing or Hard Delivering Your Assignment Form

You may participate in the tender offer by completing and signing the physical Assignment Form that you received-either the original or revised version-and returning the Assignment Form (together with any other required documents) to Computershare, which is acting as the Depositary for the tender offers.

By Fax or Email

You may also deliver your Assignment Form by fax or by email to CFunds Life Settlement, LLC, which will forward it to the Depositary.

If delivering by fax, send to:	If delivering by email, send to:
CFunds Life Settlement, LLC, Fax No.: 203-485-5910 Reference: Life Partners Tender Offer	CFunds Life Settlement, LLC, Rhoda Freeman at Freeman@contrariancapital.com -or- John Bright at JBright@contrariancapital.com

Whatever method you use to tender the physical Assignment Forms, they must be received by the Depositary no later than **5:00 pm New York City time on Friday, January 18, 2019**. If you are signing in a representative capacity, you may be asked to submit evidence of your authority. Also, only the IRA custodian, and not the beneficiary, may execute an Assignment Form on behalf of an individual retirement account.

By Tendering Over the Web

You may also participate in the tender offer by clicking on "If you wish to tender click here" above on this page. You will be asked to input the Account Code and Security Key you received in the Supplemental Letter, after which you will be directed to a webpage titled Assignment Form. To tender your Interests, follow the instructions on that webpage. Your tender must be submitted no later than **5:00 pm New York City time on Friday, January 18, 2019.**

If you are tendering in a representative capacity, you may be required to certify as to your authority. Only the IRA custodian will be able to tender on behalf of an individual retirement account.

You Are Not Required to Return Any Certificates

The Interests are not represented by certificates, and you are not required to submit any certificates in order to receive the purchase price for your Interests.

Payment

If the conditions to the tender offer are satisfied, and you tender your Interests by completing and returning the physical Assignment Form (and any other required documentation)-or by completing the procedures for tendering over the Internet-prior to the expiration date, you will receive payment for your Interests by check. The check will be mailed to your address, as it appears on the register of Interest holders maintained by the Servicer for the Trust or the Partnership. Checks for the purchase price for tender Interests held in an individual retirement account (IRA) will only be mailed to the address of the IRA custodian. (If you think that the applicable address information available to the paying agent for the tender offers may be incorrect, contact the Information Agent identified below.)

We anticipate that checks will be mailed promptly after expiration of the tender offers.

Further Information and Assistance

You should read the Offer to Purchase, Supplement No. 1 and the Schedule 14D-9, which provide more detailed information concerning the tender offers. If you have any questions, please consult the Frequently Asked Questions through the "FAQ" link at the top right of this page. Alternatively, you may contact the Georgeson LLC, which is acting as Information Agent for the tender offers, toll free at 866-767-8986.

You may view or download copies of the documentation for the tender offers through the "Documents" link at the top of the page. These include the Offer to Purchase, Supplement No. 1, the Schedule 14D-9, the revised WHITE Assignment Form for tendering Trust Interests, the revised YELLOW Assignment Form for tendering Partnership Interests and the FAQs. You can also download a sample officer's/incumbency certificate to be used if you are signing the Assignment Form in a representative capacity and are requested to provide evidence of authority.

If you require assistance, please contact the Information Agent at the telephone number and location set forth below.

FAQs

If you wish to tender click here

Frequently Asked Questions for the Offer to Purchase Interests in Life Partners Liquidating Trust and Life Partners IRA Holders Partnership, L.L.C.

- Why did you receive materials from Life Partners Liquidity Option LLC and CFunds Life Settlement, LLC?
- Who Is Life Settlement Liquidity Option, LLC?
- Who is CFunds Life Settlement, LLC?
- What are the Trust and the Partnership?
- What Is the Offer?
- How are you affected by the addition of the Contrarian Offeror as a bidder in Offer?
- What happened to the tender offers that were previously conducted by the Contrarian Parent?
- What happens if you have already tendered your Interests in the Offer?
- What are the materials that you initially received in connection with the Offer?
- Why are you receiving a supplemental package of materials?
- Are you receiving revised Assignment Forms to reflect the changes to terms of the Offer?
- What will happen if more Interests are tendered than we are offering to purchase?
- What are we offering to pay for the Interests in the Offer?
- Could any deductions be made from the purchase price in the Offer?
- Will you have to pay brokerage commissions if you tender your Interests?
- How long do you have to tender your Interests?
- What are the procedures for tendering Interests?
- How do you tender your Interests using a physical Assignment Form?
- How do you deliver a physical Assignment Form directly to the Depositary?
- How do you deliver a physical Assignment Form by fax or email?
- How do you tender your Interests over the Internet?
- Beside the procedures described above, what else do you need to tender your Interests?
- Are there any special provisions applicable to Interests held in an individual retirement account (IRA)?
- Do you need to tender all of your Interests?
- If you decide not to tender, how will the Offer affect you?
- How will the Offer affect any fractional interests that you own?
- How can you withdraw your tender of Interests?
- Where can you find more information about the Trust and the Partnership?
- Where can you get more information about the Offer?
- What if you need assistance?

Georgeson

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Call Toll-Free: (866) 767-8986

Documents

If you wish to tender click here

Please click to download the below documents:

- Offer to Purchase
- Supplement No. 1 to the Offer to Purchase
- The Schedule 14D-9
- Amendment No. 1 to the Schedule 14D-9
- The Assignment Form for the Trust Interests (Revised)
- The Assignment Form for the Partnership Interests (Revised)
- Frequently Asked Questions About the Offer (Revised)
- The Form of Officer's/Incumbency Certificate

Georgeson

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Call Toll-Free: (866) 767-8986

Status

Computershare

Depositary Agent for Life Settlement Liquidity Option, LLC (an affiliate of Ancorage Capital Group, L.L.C.)

LIFE SETTLEMENT LIQUIDITY OPTION OFFER LOG-IN

How to Log-in

Please enter your 9-digit Account Number and 9-digit Security Key.

Please do not enter any spaces.

After you enter your Account Number and Security Key click the 'Continue' button.

If you have any questions, you may contact Georgeson LLC, the Information Agent for the tender offer, at (866) 767-8986.

Account Code C999999935

Security Key •••••••••

CONTINUE

Georgeson

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Call Toll-Free: (866) 767-8986

Status

Computershare

Depositary Agent for Life Settlement Liquidity Option, LLC (an affiliate of Ancorage Capital Group, L.L.C.)

Form — Tax — Confirmation

View Registration Details

Assignment Form

You may utilize this web version of Assignment Form to tender over the Internet your Interests in Life Partners IRA Holder Partnership, LLC in the tender offer for Interests by Life Settlement Liquidity Option, LLC and CFunds Life Settlement, LLC (referred to as Offerors). In order for your tender to be effective, you must complete and submit this web form no later than 5:00 p.m. New York City time on Friday, January 18, 2019.

Acknowledgement

By submitting this web version of the Assignment Form, you represent and acknowledge as follows:

- You have received the Offer to Purchase, Supplement No. 1 to the Offer to Purchase and revised and physical Assignment Form for the applicable tender offer.
- The tender of your Interests over the Internet by means of this web form will be subject to all the terms and conditions set forth in the Offer to Purchase, Supplement No. 1 to the Offer to Purchase, and the revised physical Assignment Form, including the representations and warranties and covenants and agreements set forth in the revised physical Assignment Form.
- If you are submitting this web form in a representative capacity, for example as an officer of a corporation or a trustee of a trust, you have provided a true and accurate statement of your capacity, and you are fully authorized to submit this web form in that capacity.
- If the Interests are jointly owned by co-owners, each of the co-owners has authorized submission of this web form and the tender of the Interests.
- If you are a U.S. person completing the Substitute Form W-9 or a non-U.S. person completing the Substitute Form W-8BEN to avoid backup withholding of U.S. federal income tax, your submission will constitute a certification of the matters provided therein.

Holder Information

Name of Holder:AAAAA AAA AAAAAAA

Name of Authorized Representative (if applicable):

Capacity (Title) of Authorized Representative (if applicable):

Email address: *

Confirm email address: *

Telephone Number:

Number of Interests

Number of IRA Partnership Interests Held:

Cash You Could Receive if You Tendered All Your Interests:

Number of Interests Being Tendered, Sold and Assigned: *

IMPORTANT: We will deduct from the purchase price any premiums, fees or catch-up payments that you owe with respect to your tendered Interests. As a result, the cash you receive would be less than this amount.

Note: If you submit this web version of the Assignment Form, but do not specify the number of Interests to be tendered, sold and assigned, you will be deemed to have elected to tender, sell and assign all of the Interests that you own.

Only an IRA custodian, and not the beneficiary, may sign this Assignment Form on behalf of an individual retirement account.

CANCEL

CONTINUE

Georgeson

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Call Toll-Free: (866) 767-8986

Computershare

Depositary Agent for Life Settlement Liquidity Option, LLC (an affiliate of Ancorage Capital Group, L.L.C.)

Status

Form — Tax — Confirmation

View Registration Details

Assignment Form

You may utilize this web version of Assignment Form to tender over the Internet your Interests in Life Partners Position Holder Trust in the tender offer for Interests by Life Settlement Liquidity Option, LLC and CFunds Life Settlement, LLC (referred to as Offerors). In order for your tender to be effective, you must complete and submit this web form no later than 5:00 p.m. New York City time on Friday, January 18, 2019.

Acknowledgement

By submitting this web version of the Assignment Form, you represent and acknowledge as follows:

- You have received the Offer to Purchase, Supplement No. 1 to the Offer to Purchase and revised and physical Assignment Form for the applicable tender offer.
- The tender of your Interests over the Internet by means of this web form will be subject to all the terms and conditions set forth in the Offer to Purchase, Supplement No. 1 to the Offer to Purchase, and the revised physical Assignment Form, including the representations and warranties and covenants and agreements set forth in the revised physical Assignment Form.
- If you are submitting this web form in a representative capacity, for example as an officer of a corporation or a trustee of a trust, you have provided a true and accurate statement of your capacity, and you are fully authorized to submit this web form in that capacity.
- If the Interests are jointly owned by co-owners, each of the co-owners has authorized submission of this web form and the tender of the Interests.
- If you are a U.S. person completing the Substitute Form W-9 or a non-U.S. person completing the Substitute Form W-8BEN to avoid backup withholding of U.S. federal income tax, your submission will constitute a certification of the matters provided therein.

Holder Information

Name of Holder:AAAAAA AAAAAA

Name of Authorized Representative (if applicable):

Capacity (Title) of Authorized Representative (if applicable):

Email address: *

Confirm email address: *

Telephone Number:

Number of Interests

Number of Position Holder Trust Interests Held:

Cash You Could Receive if You Tendered All Your Interests:

Number of Interests Being Tendered, Sold and Assigned: *

IMPORTANT: We will deduct from the purchase price any premiums, fees or catch-up payments that you owe with respect to your tendered Interests. As a result, the cash you receive would be less than this amount.

Note: If you submit this web version of the Assignment Form, but do not specify the number of Interests to be tendered, sold and assigned, you will be deemed to have elected to tender, sell and assign all of the Interests that you own.

CANCEL   CONTINUE

Georgeson

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Call Toll-Free: (866) 767-8986

Tax Certification

IMPORTANT: If you do not complete the appropriate tax certification form, Offeror may be required to withhold, pursuant to the rules and regulations of the Internal Revenue Service, up to 24% of the payment to which you are entitled.

If you are a U.S. person, in order to avoid withholding of any portion of the payment to which you are entitled, you should complete the Substitute Form W-9. For instructions on completing the Substitute Form W-9, see https://www.irs.gov/instructions/iw9.pdf.

If you are not a United States person, in order to avoid withholding of any portion of the payment to which you are entitled, you should complete Form W-8BEN. For information on obtaining and completing the appropriate Form W-8BEN, please see https://www.irs.gov/pub/irs-pdf/iw8.pdf.

- (●) I am a U.S. citizen or other U.S. person, including a resident alien
- ( ) I am not a U.S. citizen or other U.S. person, including a resident alien

W-9 Request for Taxpayer Identification Number and Certification

Please fill in the below information, which serves as a W-9 certification.

The following link contains instructions and guidelines pursuant to certifying your U.S. Tax Liability Status.

W-9 Guidelines/Instructions

I am a U.S. person (including U.S. resident Alien) and will complete the electronic IRS Form W-9 to certify this account.

☐ Please check this box if this is a correct statement.

Please enter your tax identification and certification information in the boxes provided below. The Form W-9 is to be completed only by U.S. persons (including resident aliens).

Taxpayer Identification Number (TIN)

Enter your TIN for the registered name and address in the appropriate box. For individuals, this is your Social Security number (SSN). For other entities, it is your Employer Identification Number (EIN).

Social Security Number:

Employer Identification Number:

Form W-9: Under U.S. Federal Income Tax law, a U.S. taxpayer is required to provide their correct Taxpayer Identification Number. You need to compete this W-9 section to avoid maximum Tax withholding. Failure to provide the information on the form may subject you to backup withholding on your payment.

Federal Tax Classification & Exempt Payee Code

Please select the appropriate federal tax classification. If you are exempt from backup withholding, enter the code that applies to you.

Note: For a single-member LLC that is disregarded, select the tax classification for Individual/sole proprietor or single-member LLC.

Tax classification: *

Exempt payee code:

Contact Number

Daytime telephone number: *

Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, and (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding;
3. I am a U.S. citizen or other U.S. person (as defined in the W-9 Guidelines/Instructions); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct (as defined in the W-9 Guidelines/Instructions).

☐ I declare that to the best of my knowledge and belief the above is true, correct, and complete.

BACK CANCEL SUBMIT

Computershare

Depositary Agent for Life Settlement Liquidity Option, LLC (an affiliate of Ancorage Capital Group, L.L.C.)

Status

Form — Tax — Confirmation

View Registration Details

Tax Certification

IMPORTANT: If you do not complete the appropriate tax certification form, Offeror may be required to withhold, pursuant to the rules and regulations of the Internal Revenue Service, up to 24% of the payment to which you are entitled.

If you are a U.S. person, in order to avoid withholding of any portion of the payment to which you are entitled, you should complete the Substitute Form W-9. For instructions on completing the Substitute Form W-9, see https://www.irs.gov/instructions/iw9.pdf.

If you are not a United States person, in order to avoid withholding of any portion of the payment to which you are entitled, you should complete Form W-8BEN. For information on obtaining and completing the appropriate Form W-8BEN, please see https://www.irs.gov/pub/irs-pdf/iw8.pdf.

- ○ I am a U.S. citizen or other U.S. person, including a resident alien
- ● I am not a U.S. citizen or other U.S. person, including a resident alien

W-8BEN Certificate of Foreign Status of Beneficial Owner for U.S. Tax Withholding and Reporting

Please fill in the below information, which serves as a W-8BEN certification.

The following link contains instructions and guidelines pursuant to certifying your non-U.S. Tax Liability Status.

W-8BEN Guidelines/Instructions

I am NOT a US person or resident Alien and will complete the electronic IRS Form W-8BEN to certify this account.

☐ Please check this box if this is a correct statement.

Please complete the certification information below. The Form W-8BEN is to be completed only by individuals who are not U.S. persons (i.e. U.S. citizens or legal residents in the U.S.)

This Form is required by Computershare to verify that the recipient is not a U.S. citizen or legal resident of the U.S. and therefore not subject to U.S. taxation on the proceeds of the share sale. Submission of a properly executed Form W-8BEN will avoid the necessity for any U.S. withholding or any U.S. tax reporting. If you have any questions pertaining to your individual tax circumstances, please contact your personal tax advisor.

Permanent Residence Address

The mailing address we have on file is:

1 AAAAAAA AAAAAA
AAAAAAAAAA AA
5555

Is your permanent residence address different than your mailing address?

- ○ No, my permanent residence address is NOT different
- ○ Yes, my permanent residence address IS different

U.S. Taxpayer Identification Number

Enter your U.S. Social Security Number or your U.S. Individual Taxpayer Identification Number.

Social Security Number: ______ **ITIN:** ______

* Please provide the tax identifying number (TIN) issued to you by your jurisdiction of tax residence unless (a) you have not been issued a TIN, or (b) the jurisdiction of your tax residence does not issue TINs.

Country of citizenship: * ______ **Foreign tax identifying number:** ______

Date of birth: * ______ **Reason foreign taxpayer identification number (FTIN) not provided:** ______

Claim of Tax Treaty Benefits

I certify that the beneficial owner is a resident of the country below, within the meaning of the income tax treaty between the United States and that country.

Country: ______

Certification

Under penalties of perjury, I certify that:

1. I am the individual that is the beneficial owner (or am authorized to sign for the individual that is the beneficial owner) of all the income to which this form relates or am using this form to document myself for chapter 4 purposes,
2. The beneficial owner on this form is not a U.S. person,
3. The income to which this form relates is: (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an applicable income tax treaty, or (c) the partner's
4. share of a partnership's effectively connected income,
5. The beneficial owner on this form is a resident of the treaty country listed on line 9 of the form (if any) within the meaning of the income tax, treaty between the United States and that country,
6. For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions. Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. I agree that I will submit a new form within 30 days if any certification made of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. I agree that I will submit a new form within 30 days if any certification made on this form becomes incorrect, and
7. The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to establish your status as a non-U.S. individual and, if applicable, obtain a reduced rate of withholding.

☐ I declare that to the best of my knowledge and belief the above is true, correct, and complete.

BACK | CANCEL | SUBMIT

Georgeson

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Call Toll-Free: (866) 767-8986

Status

Computershare

Depositary Agent for Life Settlement Liquidity Option, LLC (an affiliate of Ancorage Capital Group, L.L.C.)

Form — Tax — Confirmation

Confirmation

Your Confirmation Number is:

Number of IRA Partnership Interests Held:

Number of IRA Partnership Interests Being Tendered, Sold and Assigned:

Tax Certification

PRINT

LOG OFF

Georgeson

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Call Toll-Free: (866) 767-8986

Status

Computershare

Depositary Agent for Life Settlement Liquidity Option, LLC (an affiliate of Ancorage Capital Group, L.L.C.)

Form — Tax — Confirmation

Confirmation

Your Confirmation Number is:

Number of Position Holder Trust Interests Held:

Number of Position Holder Trust Interests Being Tendered, Sold and Assigned:

Tax Certification

PRINT

LOG OFF

Georgeson

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Call Toll-Free: (866) 767-8986